UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

 CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
June 8, 2016

GIGAMON INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35957	26-3963351
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3300 Olcott Street
Santa Clara, California 95054
(Address of principal executive offices, including zip code)
(408) 831-4000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
This Current Report on Form 8-K/A (the “Amendment”) is being filed as an amendment to the Current Report on Form 8-K filed by Gigamon Inc. (the “Company”) on June 10, 2016 (the “Original 8-K”). The Original 8-K was filed with the Securities and Exchange Commission to report the results of the matters submitted to a vote by the Company’s stockholders at the at the Company’s 2016 Annual Meeting of Stockholders held on June 8, 2016. The sole purpose of this amendment is to disclose, in accordance with Item 5.07(d) of Form 8-K, the Company’s decision as to how frequently the Company will conduct future shareholder advisory votes regarding named executive compensation.

Item 5.07	Submission of Matters to a Vote of Security Holders
(d) Consistent with the recommendation of the Board of Directors of the Company as set forth in the Company’s proxy statement for its 2016 annual meeting and the vote of the stockholders at the Company’s 2016 annual meeting, the Company is confirming that it adopted a policy to include an advisory stockholder vote on the compensation of executives in its proxy materials every year. This policy will remain in effect until the next stockholder vote on the frequency of stockholders votes on the compensation of executives.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GIGAMON INC.

By:	/s/ Paul B. Shinn
Paul B Shinn
Chief Legal Officer and Senior Vice President of Corporate Development
Date: October 31, 2016